UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2022
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

1414 Harbour Way South, Suite 1201
Richmond, California 94804
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, Ekso Bionics Holdings, Inc.’s (the “Company”) board of directors (the “Board”) approved the appointment of Jerome Wong as Chief Financial Officer, Corporate Secretary and Principal Financial Officer, effective immediately. Mr. Wong has served as the Company’s interim Chief Financial Officer and interim Principal Financial Officer since June 2022. Mr. Wong’s biography as included in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 26, 2022 is incorporated herein by reference.

Additionally, in connection with his promotion to Chief Financial Officer and Corporate Secretary, on October 26, 2022, Mr. Wong entered into an offer letter with the Company (the “Offer Letter”), which replaces and supersedes any prior agreements between Mr. Wong and the Company. Under the Offer Letter, Mr. Wong is entitled to an annual salary of $325,000. In addition, Mr. Wong is eligible to participate in the Company’s annual bonus program, in which he may receive up to 50% of his base salary based on Company and individual performance against milestones for the year. Under the Offer Letter, Mr. Wong will also receive an equity award of $250,000 of restricted stock units under the Company’s Amended and Restated 2014 Equity Incentive Plan, which will vest over three years.

If the Company terminates Mr. Wong’s employment without cause, he will be entitled to severance in the form of salary continuation at his base salary rate for six months.

Mr. Wong also continues to be eligible to participate in regular health insurance, bonus and other employee benefit plans established by the Company for its employees from time to time.

In connection with Mr. Wong’s appointment, the Company plans to enter into its standard form of officer indemnification agreement with Mr. Wong, providing for indemnification and advancement of expenses. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such agreement, the form of which was filed as Exhibit 10.21 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2014, and incorporated in this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Wong and any other person pursuant to which Mr. Wong was appointed to serve as Chief Financial Officer, Corporate Secretary and Principal Financial Officer of the Company. There are no family relationships between Mr. Wong and any director or executive officer of the Company, and Mr. Wong does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2022

EKSO BIONICS HOLDINGS, INC.

By:    /s/ Jerome Wong
Name:    Jerome Wong
Title:    Chief Financial Officer